Exhibit 99.1

Sequential Brands Group ANNOUNCES CLOSING OF

gaIAM YOGA BRAND ACQUISITION

NEW YORK – July 5, 2016 – Sequential Brands Group, Inc. (NASDAQ: SQBG) (“Sequential” or the “Company”) announced today that it has closed on the acquisition of the branded consumer product business from GAIAM, Inc. (NASDAQ: GAIA) (“GAIAM”) for a total purchase price of approximately $146 million in cash.

In the transaction, Sequential has acquired GAIAM’s yoga, fitness and wellness product business - which includes the GAIAM and SPRI brands. This bolt-on acquisition will be added to Sequential’s Active Division, which includes the AND1 and AVIA brands.

Yehuda Shmidman, CEO of Sequential, commented, “We are pleased that the acquisition closed on schedule and we’re excited to further tap into the growing athletic market with one of the leading yoga lifestyle brands.”

With a 20+ year heritage, GAIAM is dedicated to making yoga, fitness and wellness accessible to all through a wide distribution network that consists of approximately 38,000 retail doors, 19,000 store within stores, 5,000 category management locations, e-commerce, and a mobile platform which features Yoga Studio, the leading paid yoga app for Apple, mobile, and tablet devices with over 1 million downloads to date.

Financial Update:

As a result of the acquisition, the Company previously increased its twelve-month run rate projection from $150 - $155 million of revenue to $172 - $177 million of revenue and from $92.5 - $95.0 million of Adjusted EBITDA to $112 - $115 million of Adjusted EBITDA. This run rate projection is anticipated after the completion of the integration of the Martha Stewart business.

For full-year 2016, the Company is increasing its projection from $145 -$150 million of revenue to $155 - $160 million of revenue and from $83 - $87 million of Adjusted EBITDA to $88 - $91 million of Adjusted EBITDA.

In connection with the acquisition, the Company refinanced its existing credit facilities with Bank of America Merrill Lynch and GSO Capital Partners, LP, an affiliate of Blackstone Group. The Company currently has approximately $650 million of net debt. Additionally, the Company has in excess of $500 million of aggregate contractual guaranteed minimum royalties under its license agreements.

White & Case LLP and Gibson, Dunn & Crutcher LLP acted as legal counsel to the Company.

ABOUT SEQUENTIAL BRANDS GROUP, INC.

Sequential Brands Group, Inc. (NASDAQ: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Non GAAP Financial Measures

This press release contains projected measures of Adjusted EBITDA, which in a non-GAAP metric. The Company defines Adjusted EBITDA as net income, excluding interest income or expense, taxes, depreciation and amortization, restructuring and non-cash compensation. This metric is an alternative to the information calculated under U.S. generally accepted accounting principles (GAAP), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider Adjusted EBITDA to be a useful measure of our ongoing financial performance because it adjusts for certain costs and other events that the Company believes are not representative of its ongoing business. The Company also believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Sequential (“the Company”) are forward-looking statements (“forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of Adjusted EBITDA, revenue and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “projects,” “aims,” “targets,” "”may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market or business conditions; (iii) the Company’s ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company’s ability to timely achieve the anticipated results of the GAIAM Acquisition and any potential future acquisitions; (vi) to the Company’s ability to successfully integrate the GAIAM brand into its ongoing business; (vi) the potential impact of the consummation of the GAIAM Acquisition or any potential future acquisitions on the Company’s relationships, including with employees, licensees, customers and competitors; (vii) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company’s ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition and decrease its operating flexibility; and (x) other circumstances beyond the Company’s control. Refer to section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2016 and Post MSLO Integration Run Rate

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$14,885	$12,935	$30,095	$28,470

Adjustments:
Provision for income taxes	8,015	6,965	16,205	15,330
Interest expense, net	50,000	50,000	54,800	54,800
Non-cash compensation	6,250	6,250	9,000	8,500
Depreciation and amortization	4,500	4,500	4,900	4,900
Acquisition-related costs (a)	4,500	4,500	-	-
Restructuring (b)	2,850	2,850	-	-
Total Adjustments	76,115	75,065	84,905	83,530

Adjusted EBITDA (1)	$91,000	$88,000	$115,000	$112,000

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$14,885	$12,935	$30,095	$28,470

Adjustments:
Acquisition-related costs (a)	4,500	4,500	-	-
Non-cash mark-to-market adjustments to stock-based compensation (c)	(333)	(333)	-	-
Write-off of deferred financing costs (e)	310	310	-	-
Restructuring (b)	2,850	2,850	-	-
Adjustment for non-cash taxes (d)	7,015	5,965	15,205	14,330
Total non-GAAP adjustments	14,342	13,292	15,205	14,330

Non-GAAP net income (2)	$29,227	$26,227	$45,300	$42,800

Weighted average diluted shares	62,800	62,800	62,800	62,800

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.24	$0.21	$0.48	$0.45

Adjustments:
Acquisition-related costs (a)	0.07	0.07	-	-
Non-cash mark-to-market adjustments to stock-based compensation (c)	-	-	-	-
Write-off of deferred financing costs (e)	-	-	-	-
Restructuring (b)	0.05	0.05	-	-
Adjustment for non-cash taxes (d)	0.11	0.09	0.24	0.23
Total non-GAAP adjustments	$0.23	$0.21	$0.24	$0.23

Non-GAAP earnings per share (2)	$0.47	$0.42	$0.72	$0.68

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation and restructuring costs. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs and adjustments for non-cash taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Represents acquisition-related costs related to legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents restructuring charges of the Martha Stewart Living Omnimedia, Inc. acquisition.

(c)	Represents mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(d)	Adjustment to reflect that the Company expects to pay cash taxes of approximately $1.0 million per year as the Company's net operating losses and other tax benefits will reduce any additional tax obligation.

(e)	Represents the write-off of existing deferred financing costs as a result of extinguishment of a portion of the Company's first lien credit facilities in accordance with generally accepted accounting principles.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

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